Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

PROGRESSIVE REPORTS AUGUST RESULTS

MAYFIELD VILLAGE, OHIO — September 11, 2008 — The Progressive Corporation today reported the following results for August 2008:

(millions, except per share amounts and ratios)	August 2008	August 2007	Change
Net premiums written[1]	$1,103.3	$1,052.2	5%

Net premiums earned	$1,050.4	$1,063.1	(1)%

Net income (loss)	$(135.2)	$76.9	NM

Per share	$(.20)	$.11	NM

Pretax net realized gains (losses) on securities[1]	$(317.5)	$12.4	NM

Combined ratio	94.3	95.7	(1.4) pts.

Average diluted equivalent shares	672.9	709.7	(5)%

NM = Not Meaningful

[1] See the “Monthly Commentary” for additional discussion.

(in thousands)	August 2008	August 2007	Change
Policies in Force:

Total Personal Auto	7,083.4	7,016.0	1%

Total Special Lines	3,401.7	3,137.8	8%

Total Commercial Auto	554.9	539.7	3%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

August 2008

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,103.3

Revenues:
Net premiums earned	$1,050.4
Investment income	53.3
Net realized gains (losses) on securities	(317.5)	Includes $324.7 million of write-downs on securities determined to have had other-than-temporary declines in market value, of which $278.2 million relate to Fannie Mae and Freddie Mac preferred and common stocks.
Service revenues	1.3

Total revenues	787.5

Expenses:
Losses and loss adjustment expenses	763.1
Policy acquisition costs	104.4
Other underwriting expenses	123.4
Investment expenses	.8
Service expenses	1.1
Interest expense	11.4

Total expenses	1,004.2

Income (loss) before income taxes	(216.7)
Provision (benefit) for income taxes	(81.5)

Net income (loss)	$(135.2)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	666.3

Per share	$(.20)

Diluted:
Average shares outstanding	666.3
Net effect of dilutive stock-based compensation	6.6

Total equivalent shares	672.9

Per share[2]	$(.20)

[1]See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2007 audited consolidated financial statements included in our 2007 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

[2]Since we reported a net loss for August 2008, the calculated diluted earnings per share was antidilutive; therefore, basic earnings per share is disclosed.

The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	.3%
Common stocks	1.8%
Total portfolio	.5%

Pretax recurring investment book yield	4.5%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS August 2008 Year-to-Date
(millions – except per share amounts) (unaudited)
	Year-to-Date
	2008	2007	% Change
Net premiums written	$9,488.2	$9,647.8	(2)

Revenues:
Net premiums earned	$9,165.8	$9,403.6	(3)
Investment income	430.2	450.1	(4)
Net realized gains (losses) on securities	(346.0)	42.3	NM
Service revenues	11.3	15.9	(29)

Total revenues	9,261.3	9,911.9	(7)

Expenses:
Losses and loss adjustment expenses	6,660.9	6,625.1	1
Policy acquisition costs	915.1	951.6	(4)
Other underwriting expenses	1,034.0	1,027.1	1
Investment expenses	5.8	9.4	(38)
Service expenses	13.3	13.5	(1)
Interest expense	91.4	62.5	46

Total expenses	8,720.5	8,689.2	0

Income before income taxes	540.8	1,222.7	(56)
Provision for income taxes	139.3	380.1	(63)

Net income	$401.5	$842.6	(52)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.6	723.8	(8)

Per share	$.60	$1.16	(48)

Diluted:
Average shares outstanding	668.6	723.8	(8)
Net effect of dilutive stock-based compensation	6.2	8.5	(27)

Total equivalent shares	674.8	732.3	(8)

Per share	$.59	$1.15	(48)

NM = Not Meaningful

The following table sets forth the investment results for the year-to-date period:
	2008	2007
Fully taxable equivalent total return:
Fixed-income securities	(2.9)%	3.5%
Common stocks	(10.7)%	5.6%
Total portfolio	(4.2)%	3.9%

Pretax recurring investment book yield	4.7%	4.7%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

August 2008

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$595.5	$381.6	$977.1	$124.5	$1.7	$1,103.3
% Growth in NPW	3%	12%	6%	(6)%	NM	5%
Net Premiums Earned	$566.0	$347.3	$913.3	$135.5	$1.6	$1,050.4
% Growth in NPE	(3)%	4%	(1)%	(5)%	NM	(1)%

GAAP Ratios
Loss/LAE ratio	72.5	72.2	72.4	74.7	NM	72.6
Expense ratio	21.6	21.6	21.6	22.2	NM	21.7

Combined ratio	94.1	93.8	94.0	96.9	NM	94.3

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(2.9)
Current accident year						.9

Calendar year actuarial adjustment	$1.3	$(5.0)	$(3.7)	$1.7	$0	$(2.0)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(2.9)
All other development						5.6

Total development						$2.7

Calendar year loss/LAE ratio						72.6

Accident year loss/LAE ratio						72.9

Statutory Ratios
Loss/LAE ratio						72.6
Expense ratio						21.0

Combined ratio						93.6

[1] Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $.3 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.

[2] Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

August 2008 Year-to-Date

($ in millions) (unaudited)

Year-to-Date
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$5,121.6	$3,131.6	$8,253.2	$1,221.5	$13.5	$9,488.2
% Growth in NPW	(3)%	3%	(1)%	(6)%	NM	(2)%
Net Premiums Earned	$4,969.5	$2,986.6	$7,956.1	$1,195.9	$13.8	$9,165.8
% Growth in NPE	(4)%	1%	(2)%	(4)%	NM	(3)%

GAAP Ratios
Loss/LAE ratio	72.8	72.5	72.7	72.8	NM	72.7
Expense ratio	21.4	20.9	21.2	21.4	NM	21.2

Combined ratio	94.2	93.4	93.9	94.2	NM	93.9

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(41.2)
Current accident year						10.7

Calendar year actuarial adjustment	$(5.7)	$(9.8)	$(15.5)	$(15.2)	$.2	$(30.5)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(41.2)
All other development						(1.1)

Total development						$(42.3)

Calendar year loss/LAE ratio						72.7

Accident year loss/LAE ratio						72.2

Statutory Ratios
Loss/LAE ratio						72.7
Expense ratio						20.9

Combined ratio						93.6

Statutory Surplus						$5,007.6

NM = Not Meaningful

Policies in Force	August 2008	August 2007	Change
(in thousands)
Agency – Auto	4,347.4	4,466.8	(3)%
Direct – Auto	2,736.0	2,549.2	7%
Special Lines[3]	3,401.7	3,137.8	8%

Total Personal Lines Business	10,485.1	10,153.8	3%

Commercial Auto Business	554.9	539.7	3%

[1] The other businesses generated an underwriting profit of $1.0 million.

[2] Represents adjustments solely based on our corporate actuarial reviews.

[3] Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions – except per share amounts)
(unaudited)
August 2008
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $9,805.3)	$9,594.0
Equity securities:
Preferred stocks[2] (cost: $2,387.0)	1,763.3
Common equities (cost: $1,294.9)	2,036.7
Short-term investments (amortized cost: $1,412.9)	1,412.9

Total investments[3]	14,806.9
Net premiums receivable	2,593.9
Deferred acquisition costs	454.2
Other assets	2,058.3

Total assets	$19,913.3

Unearned premiums	$4,526.8
Loss and loss adjustment expense reserves	6,066.3
Other liabilities[3]	2,436.3
Debt	2,175.0
Shareholders’ equity	4,708.9

Total liabilities and shareholders’ equity	$19,913.3

Common Shares outstanding	675.6
Shares repurchased – August	0
Average cost per share	$0
Book value per share	$6.97
Trailing 12-month return on average shareholders’ equity	14.9%
Net unrealized pretax gains (losses) on investments	$(54.5)
Increase (decrease) from July 2008	$326.5
Increase (decrease) from December 2007	$(769.9)
Debt-to-total capital ratio	31.6%
Fixed-income portfolio duration	3.1 years
Weighted average credit quality	AA
Year-to-date Gainshare factor	.72

[1] Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $259.9 million.
2 As of August 31, 2008, we held certain hybrid securities and recognized a change in fair value of $38.7 million as a realized loss during the period we held these securities.
[3] Includes repurchase commitment transactions of $704.5 million and net unsettled security transactions of $312.6 million.

Monthly Commentary

•

The written premium growth rate for the month primarily reflects timing differences related to the month within which renewal activity falls as a result of our use of a fiscal calendar. Since we write primarily six-month policies, there are several days in August that do not have significant renewal activity (i.e., February has 28 or 29 days). More of these days of lower renewal activity (i.e., August 30 and 31) will fall within fiscal September 2008, versus falling in fiscal August last year. As a consequence, we may experience consecutive months, such as August and September, where written premium comparisons to the prior-year months will be affected, either higher or lower, depending on the number of days with lower renewal activity in the month. As a result, it may be more meaningful to analyze written premium growth on a quarterly basis.

•

Included in net realized losses on securities for the month were $324.7 million of write downs on securities determined to have had “other-than-temporary” declines in market value as of August 31, 2008. The write downs were generated in both our preferred and common stock portfolios and included $271.4 million in write downs of our Fannie Mae and Freddie Mac preferred stocks and $6.8 million of their common stocks. As of August 31, 2008, our Fannie Mae and Freddie Mac preferred stock holdings had a fair value of $209.3 million. As of September 8, 2008, the day following the U.S. Government’s action to place Fannie Mae and Freddie Mac in conservatorship, these preferred stock securities generated $171.3 million of additional marked-to-market net losses, bringing their fair value to $38.0 million. In addition, as a result of this action, it is expected that we will no longer receive quarterly dividends on these securities. In June, we received approximately $8 million of second quarter dividends from Fannie Mae and Freddie Mac preferred stocks.

Of the $324.7 million of write-downs taken in August, $75.4 million represents valuation declines which occurred during the month; $249.3 million had previously been reflected as pre-tax unrealized losses in shareholders’ equity. Only the August decline had an effect on our comprehensive income, book value and reported investment total return for the month.

For each of these preferred and common stock securities, we determined that fundamental issues exist for the issuer in addition to the effects of current market conditions, and it is not clear at this time that we will hold these securities for a period of time necessary to recover a substantial portion of the declines in value. A discussion of our “Critical Accounting Policy: Other-than-Temporary Impairment” can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included in our Annual Report on Form 10-K for the year ended December 31, 2007.

In accordance with our other-than-temporary impairment policy, in September we are continuing to assess the valuation declines of these and other securities in our portfolio, particularly our preferred stocks, to determine the extent to which such securities are other-than-temporarily impaired. To the extent certain securities are deemed other-than-temporarily impaired, we will recognize the decline in fair value as a realized loss in the income statement and report the impact in our September release, including the anticipated additional write downs on our Fannie Mae and Freddie Mac securities to their fair values at September month-end.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle and personal watercraft policies, and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http://www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.